Exhibit 99.1 - Press Release

XETHANOL PROGRESSES IN NEW ENGLAND REGIONAL EXPANSION

NEW YORK--June 27, 2006--Xethanol Corporation (AMEX:XNL), a biotechnology driven ethanol company, announced today that it has joined with Global Energy and Management, LLC to form a new venture to develop ethanol production in Connecticut, Massachusetts, Rhode Island, New Hampshire, Maine and Vermont. The new venture, known as NewEnglandXethanol, LLC or NEX, plans to open several ethanol plants throughout the region deploying Xethanol’s proprietary technologies. Additionally, Xethanol may co-locate biodiesel production in its facilities under Xethanol’s sub-license from H2Diesel, Inc.

Lee Tyrol, a principal of Global Energy, stated: “In anticipation of finalizing our operating agreement with Xethanol in the formation of NEX, our team has been laying the groundwork for several projects in the New England region. We believe that Xethanol’s strategy of bringing production to where ethanol is most in demand while employing local biomass and waste streams is a winning strategy to help reduce our nation’s dependence on foreign oil.”

Christopher d’Arnaud-Taylor, Chairman and CEO of Xethanol commented: “Strategic partnerships with companies like Global Energy will enable us to accelerate our production goals and reach our stated long-term objectives of making ethanol from regionally sourced biomass and waste streams. While Xethanol’s core competence is in operating facilities and integrating technology, Global Energy’s team brings complementary skills in identifying and securing suitable project sites, in procuring government support as well as in spearheading the permitting process.”

The material terms of the agreements between Xethanol and Global Energy regarding NEX will be disclosed in a Current Report on Form 8-K to be filed by Xethanol with the U.S. Securities and Exchange Commission.

About Global Energy and Management LLC

Based in Westbrook, Connecticut, Global Energy and Management, LLC has been organized for the purpose of partnering with Xethanol to develop ethanol business throughout New England. Global Energy’s three principals are Lee Tyrol, Erik Bartone and Marc Dibella. Individually and collectively they have proven track records in government contracting and project development throughout the region. Lee Tyrol gained extensive senior management experience at NOVCO in government contracting with the US Navy and municipalities on fuel management systems. Mr. Tyrol has close working relationships with the Native American Community throughout the northeast in project and business development most recently as original founder and principal of Mohegan Sun Casino and as Director of Reservation Development with Mohegan Sun Casino. Erik Bartone is a CPA with over sixteen years of experience in energy generation and renewable fuels. He was instrumental in the development and passage of innovative renewable fuels legislation in the State of Connecticut. Marc Dibella is a successful lobbyist.

About Xethanol Corporation

Xethanol Corporation’s goal is to be the leader in the emerging biomass-to-ethanol industry. Xethanol’s mission is to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land filled into ethanol and other valuable co-products, especially xylitol. Xethanol’s strategy is to deploy proprietary biotechnologies that will extract and ferment the sugars trapped in these biomass waste concentrations. Xethanol’s strategic value proposition is to produce ethanol and valuable co-products cost effectively with ethanol plants located closer to biomass sources. Xethanol’s biotechnologies are currently deployed in its two ethanol production facilities in Iowa. For more information about Xethanol, please visit its website at http://www.xethanol.com. To receive information on Xethanol in the future, please click on the following link: http://www.xethanol.com/alerts.htm?b=1387&l=1

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe Xethanol’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of Xethanol, as appropriate, which could cause actual results to differ materially from those currently anticipated. Although Xethanol believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and Xethanol does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Martin E. Janis & Company, Inc.
Beverly Jedynak (Media), 312-943-1100 ext. 12
bjedynak@janispr.com
or
Amy Ruffalo, 312-943-1100 ext. 15
aruffalo@janispr.com
or
Capital Group Communications, Inc.,
Anthony Evans/Mark Bernhard (Investors), 415-332-7200
info@capitalgc.com